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                                                                 Exhibit 10.7


                           LEASE EXTENSION AGREEMENT

This agreement is dated February 5, 1992 for reference purposes and is an additional modification to the current Lease dated November 30, 1990 between Charles A. Grant and Mark Greenberg (LESSOR) and Urnotech Calypte Biomedical Corporation (LESSEE) for the property known as 1440 Fourth Street, Berkeley, California.

The Lease is modified by the inclusion of the following additional terms:

 1) LESSOR AND LESSEE hereby agree that the lease termination date in Paragraph
    3.1 is changed from the prior extended termination date to December 31, 1992, at the present monthly rate of $14,000 per month.

 2) LESSOR AND LESSEE hereby agree that the security deposit is increased by $1,000 in consideration of rear fire-door construction to be undertaken and paid by LESSEE.

 3) LESSOR AND LESSEE hereby agree that LESSEE is granted an option to further extend the lease until June 30, 1993 at the present monthly rate of $14,000. LESSEE may exercise this option by giving written notice to LESSOR on or before August 15, 1992. In the event such option is exercised, LESSOR will increase the amount of the security deposit by $4,000 in consideration of parking lot re-paving and striping to be undertaken and paid by LESSEE.

SIGNED: /s/ Charles A. Grant                   2/5/92
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        LESSOR                                   Date

SIGNED: /s/ for Calypte Biomedical Corporation 3/3/92
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        LESSEE                                   Date